Exhibit 31.2

CERTIFICATION

I, D. Michael Steuert, certify that:

1.      I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Fluor Corporation; and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 15, 2009	By:	/s/ D. MICHAEL STEUERT
D. Michael Steuert,
Senior Vice President and
Chief Financial Officer